UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 3, 2007
AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as Specified in Charter)

Maryland	001-32265	760753089

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

805 Las Cimas Parkway, Suite 400, Austin, Texas 78746
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 732-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Pursuant to the underwriting agreement (the “Underwriting Agreement”), dated October 4, 2007, between American Campus Communities, Inc. (the “Company”), American Campus Communities Operating Partnership LP, the Company’s operating partnership, and American Campus Communities Holdings, LLC, a wholly-owned subsidiary of the Company, on one hand, and Citigroup Global Markets Inc. and Merrill Lynch & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), on the other hand, the Company agreed to issue and sell to the Underwriters 3,500,000 shares of the Company’s common stock, par value of $0.01 per share (the “Common Shares”). In addition, solely for the purpose of covering over-allotments, the Company granted to the Underwriters the option to purchase from the Company up to an additional 525,000 Common Shares.
     The Company intends to use the net proceeds from the sale of the Common Shares to fund its development pipeline and potential acquisitions of student housing properties. In the interim, the Company intends to use the proceeds to repay the outstanding balance of its revolving credit facility (the “Credit Facility”), to repay the outstanding balance on a construction loan and the remaining for working capital and general corporate purposes. Affiliates of Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc., two of the Underwriters, are lenders under the Credit Facility. KeyBank National Association (an affiliate of KeyBanc Capital Markets Inc., which is an Underwriter) is the administrative agent under the Credit Facility. Citicorp North America, Inc. (an affiliate of Citigroup Global Markets Inc., which is an Underwriter) is a co-syndication agent under the Credit Facility. Upon application of the net proceeds of the sale of the Common Shares, each lender will receive its proportionate share of the amount of the Credit Facility so repaid. In addition, some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company. They have received, and may in the future receive, customary fees and commissions for these transactions.
     The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.
     A copy of the press release issued by the Company on October 3, 2007 announcing the sale of the Common Shares is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Title

1.1	Form of Underwriting Agreement, dated October 4, 2007, between American Campus Communities, Inc., American Campus Communities Operating Partnership LP and American Campus Communities Holdings, LLC, on one hand, and Citigroup Global Markets Inc. and Merrill Lynch & Co., as representatives of the several underwriters named therein, on the other hand.

99.1	Press Release, dated October 3, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 9, 2007

AMERICAN CAMPUS COMMUNITIES, INC.
By:	/s/ Jonathan A. Graf
Jonathan A. Graf Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Title

1.1	Form of Underwriting Agreement, dated October 4, 2007, between American Campus Communities, Inc., American Campus Communities Operating Partnership LP and American Campus Communities Holdings, LLC, on one hand, and Citigroup Global Markets Inc. and Merrill Lynch & Co., as representatives of the several underwriters named therein, on the other hand.

99.1	Press Release, dated October 3, 2007.